SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 6, 2002


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



          Delaware                     1-9494                      13-3228013
(State or other jurisdiction of  (Commission File Number)       (I.R.S. Employer
       incorporation)                                     Identification Number)


   727 Fifth Avenue, New York, New York                              10022
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (212) 755-8000







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Item 5. Other Events.

On November 6, 2002, Registrant issued the following press release announcing that its senior vice president-merchandising has resigned.

New York, November 6, 2002 - Tiffany & Co. (NYSE: TIF) announced today that Linda Hanson, its senior vice president - merchandising, has resigned. Her resignation will become effective February 1, 2003.

Michael J. Kowalski, president and chief executive officer, stated, "Following Linda's departure, all merchandising functions will report directly to me. It is a responsibility I have had in the past and I am looking forward to a period of more intense involvement while we consider how best to organize these functions."

Mr. Kowalski added, "Over the past 13 years Linda has contributed enormously to the success of Tiffany & Co. We would prefer that she remain, but she is unshaken in her resolve to effect a professional and lifestyle change. We will miss her as a full-time executive, but look forward to her continued involvement as a consultant on a number of projects."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

                                     # # #

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TIFFANY & CO.


                                      BY: /s/ Patrick B. Dorsey
                                          _____________________________________
                                          Patrick B. Dorsey
                                          Senior Vice President, Secretary and
                                          General Counsel


Date: November 6, 2002